UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 30, 2005

                        PIONEER NATURAL RESOURCES COMPANY
             (Exact name of registrant as specified in its charter)


           Delaware                   1-13245               75-2702753
       (State or other              (Commission          (I.R.S. Employer
jurisdiction of incorporation)      File Number)      Identification Number)

    5205 N. O'Connor Blvd                                     75039
          Suite 900                                         (Zip code)
        Irving, Texas
   (Address of principal
     executive offices)


       Registrant's telephone number, including area code: (972) 444-9001

                                 Not applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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                        PIONEER NATURAL RESOURCES COMPANY


                                TABLE OF CONTENTS

                                                                       Page

Item 1.01.     Entry into a Material Definitive Agreement...............3

Item 2.02.     Results of Operations and Financial Conditions...........4

Item 2.03.     Creation of a Direct Financial Obligation or an
               Obligation Under an Off-Balance Sheet Arrangement
               of a Registrant..........................................4

Item 9.01.     Financial Statements and Exhibits........................4

               (c)   Exhibits...........................................4

Signature...............................................................5

Exhibit Index...........................................................6



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                       PIONEER NATURAL RESOURCES COMPANY


Item 1.01.   Entry into a Material Definitive Agreement

     On September 30, 2005, Pioneer Natural Resources Company (the "Company"), as Borrower, JPMorgan Chase Bank, N.A. as Administrative Agent, and a syndication of participating banks (collectively with JPMorgan Chase Bank, N.A, the "Lenders") entered into an Amended and Restated 5-Year Revolving Credit Agreement (the "Amended Credit Agreement") that amended and restated the Company's 5-Year Revolving Credit Agreement dated as of December 16, 2003. The Amended Credit Agreement matures in September 2010, or such later date as maturity with respect to the loan commitments of consenting Lenders shall be extended (not to exceed three one-year extensions) in accordance with the terms of the Amended Credit Agreement. The terms of the Amended Credit Agreement provide for initial aggregate loan commitments of $1.5 billion, which may be increased to a maximum aggregate amount of $1.8 billion if the Lenders increase their loan commitments or if loan commitments of new financial institutions are added to the Amended Credit Agreement. Borrowings under the Amended Credit Agreement may be in the form of revolving loans or swing line loans. Aggregate outstanding swing line loans may not exceed $100 million. Revolving loans bear interest, at the option of the Company, based on (a) a rate per annum equal to the higher of the prime rate announced from time to time by JPMorgan Chase Bank or the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System during the last preceding business day plus 0.5 percent or (b) a base Eurodollar rate, substantially equal to the London Interbank Offered Rate ("LIBOR"), plus a margin (the "Applicable Margin") that is determined by reference to a grid based on the Company's debt rating (currently .625 percent). Swing line loans bear interest at a rate per annum equal to the "ASK" rate for Federal funds periodically published by the Dow Jones Market Service plus the Applicable Margin. The Company pays commitment fees on the undrawn amounts under the Amended Credit Agreement that are determined by reference to a grid based on the Company's debt rating, which commitment fees were 0.125 percent per annum at September 30, 2005. As of September 30, 2005, the Company had $755.0 million borrowed under the Amended Credit Agreement, bearing interest at an effective rate of 4.75 percent per annum.

     Many of the parties to the Amended Credit Agreement are also counterparties to the Company's derivative instruments and provide other banking, investment banking and brokerage services to the Company in the ordinary course of their businesses.

     The Amended Credit Agreement contains certain financial covenants, which include the maintenance of a ratio of the Company's earnings before gain or loss on the disposition of assets, interest expense, income taxes, depreciation, depletion and amortization expense, exploration and abandonments expense and other noncash charges and expenses to consolidated interest expense of at least
3.5 to 1.0; maintenance of a ratio of total debt to book capitalization less intangible assets (other than intangible oil and gas assets), accumulated other comprehensive income and certain noncash asset write-downs not to exceed 0.60 to 1.0; and if the Company should fall below an investment grade rating by both Moody's Investors Service and Standard and Poor's prior to the date, if any, on which its investment grade rating by either of such rating agencies is determined to be stable under the terms of the Amended Credit Agreement, maintenance of an annual ratio of the net present value of the Company's oil and gas properties to total debt of at least 1.50 to 1.0 for the first 18 months following the date of the Amended Credit Agreement, and 1.75 to 1.0 thereafter. The terms of the Amended Credit Agreement provide for customary representations and warranties, negative and affirmative covenants (in addition to the financial covenants described above) and events of default. The lenders may declare any outstanding obligations under the Amended Credit Agreement immediately due and payable upon the occurrence, and during the continuance of, an event of default, which includes a defined change in control of the Company.

     As of September 30, 2005, the Company had $35.3 million of undrawn letters of credit under the Amended Credit Agreement, subject to a per annum fee of 0.75 percent. As of September 30, 2005, the Company had unused borrowing capacity of $709.7 million under the Amended Credit Agreement.

     The Company was a borrower under its 364-Day Credit Agreement dated as of September 28, 2004, which agreement was scheduled to mature on September 27,
2005. To accommodate the timing of the execution of the Amended Credit Agreement, the Company and its lenders converted the outstanding loans under the 364-Day Credit Agreement to term loans and extended the maturity of such loans by up to fifteen business days. In connection with the funding of the Amended Credit Agreement on September 30, 2005, all amounts outstanding under the 364-Day Credit Agreement were retired and the 364-Day Credit Agreement terminated.


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                       PIONEER NATURAL RESOURCES COMPANY


     The Amended Credit Agreement is attached as exhibit 99.1, and the terms and conditions thereof are incorporated herein by reference.

Item 2.02.   Results of Operations and Financial Condition

     On September 30, 2005, the Company issued a news release that is attached hereto as exhibit 99.2. In the news release, the Company announced that it has accepted tenders to repurchase $188.4 million of its outstanding 5.875% Senior Notes due 2012 (the "5.875% Notes").

     On October 3, 2005, the Company issued a news release that is attached hereto as exhibit 99.3. In the news release, the Company announced that it has redeemed for cash all of its outstanding 9-5/8% Senior Notes due 2010 and 7.50% Senior Notes due 2012 (the "Notes"). In total, Pioneer paid $34.6 million in connection with the redemption of the Notes.

     Associated with the redemption of the Notes and the completed debt tender offer for the 5.875% Notes, the Company will recognize a pretax charge of approximately $14 million in its reported third quarter of 2005 results.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

     The information described above under "Item 1.01 Entry into a Material Definitive Agreement" is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits

        (c)    Exhibits

               99.1 - Amended and Restated  5-Year  Revolving  Credit  Agreement
                      dated as of September 30, 2005 among the Company, as Borrower, JPMorgan Chase Bank, N.A. as Administrative Agent and certain other lenders.
               99.2 - News Release dated September 30, 2005.
               99.3 - News Release dated October 3, 2005.


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                       PIONEER NATURAL RESOURCES COMPANY


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PIONEER NATURAL RESOURCES COMPANY

                                       /s/ Darin G. Holderness
                                   ---------------------------------------------
                                   Darin G. Holderness
                                   Vice President and Chief Accounting Officer

Date:  October 4, 2005


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                       PIONEER NATURAL RESOURCES COMPANY


                                  EXHIBIT INDEX

Exhibit
Number          Exhibit Title
-------         -------------

 99.1(a) Amended and Restated 5-Year Revolving Credit Agreement dated as of September 30, 2005 among the Company, as Borrower, JPMorgan Chase Bank, N.A. as Administrative Agent and certain other lenders.

 99.2(a)        News Release dated September 30, 2005.

 99.3(a)        News Release dated October 3, 2005.

-------------

(a) Filed herewith.



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